Exhibit 99.1
Press Release

February 03, 2004

FOR IMMEDIATE RELEASE...............Photo Control Corporation, 4800 Quebec Avenue North, Minneapolis, MN (NASDAQ Small Cap-PHOC) reports earnings for the fourth quarter ending December 31, 2003.

SUMMARY OF EARNINGS	THREE MONTHS ENDED		YEAR TO DATE

	December 31		December 31
	2003	2002	2003	2002
Sales	$891,180	$1,511,177	$5,914,838	$7,739,393
Income (Loss) Before Income Taxes	(486,713)	(53,228)	(1,060,471)	(19,991)
Net Income (Loss)	(486,713)	148,772	(964,471)	170,009
Net Income (Loss) Per Common Share-Basic	(.30)	.10	(.60)	.11
Net Income (Loss) Per Common Share-Diluted	(.30)	.09	(.60)	.10

Contact Person:
Curtis R.  Jackels
President and C.E.O.
Photo Control Corporation

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